AGREEMENT AND PLAN OF MERGER
                       ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 2nd day of September, 1996, by and among MILLER INDUSTRIES, INC., a Tennessee corporation ("Parent"), CANADA ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), VULCAN INTERNATIONAL, INC. a Mississippi corporation (the "Company"), and the shareholders of the Company identified on the signature page below (collectively, the "Shareholders" and individually a "Shareholder").

                       W I T N E S S E T H:
                       - - - - - - - - - -
     WHEREAS, Parent and its subsidiaries and the Company and its subsidiaries are engaged in the manufacture, sale and distribution of towing and recovery equipment and related services (collectively, the "Company's Products") (such term and other capitalized terms used herein being defined either in
Article 13 or at the places in this Agreement indicated in
Article 13); and

     WHEREAS, the Company owns 94.367% of the issued and outstanding shares of capital stock of Vulcan Equipment Company, Inc. (the "Subsidiary"); and

     WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of the Company (the "Shares") and the Reorganization Securities Voting Trust (the "Trust") owns
5.633% of the issued and outstanding shares of capital stock of the Subsidiary; and

     WHEREAS, Parent and the Shareholders deem it advisable and in their respective best interests to effect the merger of the Company with and into Merger Sub; and

     WHEREAS, Parent and the Shareholders intend that this Agreement be approved and adopted by all relevant parties as a plan of reorganization within the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   THE MERGER
     -----------

          1.1. THE MERGER. At the Effective Time, upon the terms and subject to the conditions set forth herein, and in accordance with the corporate Laws of the state of incorporation of Merger Sub and the Company (the "Corporate Laws"), the Company shall be merged with and into Merger Sub, the separate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation (the "Merger"). Merger Sub after the Merger is sometimes hereafter referred to as the "Surviving Corporation."

          1.2. EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the Laws of its state of incorporation and shall succeed to all rights, privileges, immunities, franchises and powers, and be subject to all duties, liabilities, debts and obligations, of the Company in accordance with the provisions of the Corporate Laws.

2.   THE SURVIVING CORPORATION

          2.1. CERTIFICATE. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law and such certificate of incorporation; provided, however, that such certificate shall be amended at the Effective Time to change the name of Merger Sub to "Vulcan International, Inc."

          2.2. BYLAWS. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law, the certificate of incorporation of such Surviving Corporation and such bylaws.

          2.3. BOARD OF DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial board of directors of the Surviving Corporation, each of such persons to serve until his or her successor, if there is to be one, is duly elected and qualified.

          2.4. OFFICERS. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each of such officers to serve until his or her successor, if there is to be one, is duly qualified.


3.   MERGER CONSIDERATION; CONVERSION
     --------------------------------

          3.1. COMPANY SHARES. At the Effective Time, by virtue of the Merger, and without any action on the part of the Shareholders, all of the Shares issued and outstanding immediately prior to the Effective Time shall be canceled, retired and converted into and become the right to receive the Merger Consideration described in this Article 3.

          3.2. MERGER CONSIDERATION. The "Merger Consideration" is 244,776 shares of Parent's Common Stock, $.01 par value per share (the "Parent Stock"), which is equal to EIGHT MILLION TWO HUNDRED THOUSAND (8,200,000) divided by the lesser of (a) thirty-five (35) and (b) the closing price per share of the Parent Stock for the date immediately preceding the Closing on the New York Stock Exchange.

          3.3. ALLOCATION. The Merger Consideration payable at the Closing shall be allocated among the Shareholders of the Company in accordance with the percentages set forth opposite each such Shareholder's name next to his or her signature set forth below. If the allocation results in fractional shares, then no fractional shares shall be issued, and in lieu thereof a Shareholder shall be paid an amount in cash equal to such fractional part of a share multiplied by $35.00.

          3.4. OTHER SHARES. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

          3.5. CLOSING. (a) Subject to the termination of this Agreement pursuant to Article 11, the consummation of the transactions contemplated in this Agreement (the "Closing") shall take place at (i) the offices of Kilpatrick & Cody, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, at 9:00 a.m., Atlanta time, on the later of (A) September 3, 1996 or (B) the first business day after all of the conditions set forth in Articles 8 and 9 hereof have been satisfied or waived, or (ii) such other place and time as the parties may mutually agree.

          (b) On the date of the Closing, the following transactions shall occur:

               (i) Parent shall deliver the Merger Consideration to the Shareholders, less the Escrow Shares, as defined herein;

               (ii) Norma Alm shall deliver the original
          Redemption Note (as defined below), marked cancelled, to the Company; and

               (iii) The Company and Merger Sub shall file the documents required by the Corporate Laws to effect the Merger, which shall be in form and substance satisfactory to Parent and the Company and such documents shall become effective at the close of business on the date of the Closing (the "Effective Time").

          (c) All of the deliveries, payments and other transactions and documents relating thereto shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent hereto).

          3.6. COMPANY SHAREHOLDERS. The parties acknowledge that Norma Alm's one share of the Company's common stock was redeemed on May 5, 1995 in exchange for a promissory note of the Company in the aggregate principal amount of $1,000,000 dated
May 5, 1995 (the "Redemption Note"), but that for all purposes of this Agreement, including without limitation the indemnity provisions of Article 10, Norma Alm shall be deemed to be a "Shareholder" of the Company owning 25% of the "Shares", as such terms are used herein.

4.   ADDITIONAL AGREEMENTS

          4.1. EXPENSES. Except as otherwise provided herein, all expenses incurred by Merger Sub and Parent in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by Merger Sub or Parent, as the case may be. Except as otherwise provided herein, all reasonable expenses incurred by the Shareholders and the Company since August 1, 1996 in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Company provided that such expenses are approved in advance by Parent.

          4.2. BROKERS. Parent shall indemnify the Shareholders (and, if the Merger is not consummated, the Company) and hold them harmless from and against all claims or demands for commissions or other compensation by any broker, finder, or similar agent claiming to have been employed by or on behalf of Parent or Merger Sub. The Shareholders (and, if the Merger is not consummated, the Company) shall indemnify Parent, Merger Sub and the Surviving Corporation and hold them harmless from and against all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of the Shareholders (or any of them) or the Company.

          4.3. PUBLICITY. All press releases and other public announcements respecting the subject matter hereof shall be made only by Parent; provided, however, that the Company and Shareholders may make any disclosure required to be made under applicable Law if they have determined in good faith that it is necessary to do so and have used their best efforts, prior to the issuance of the disclosure, to provide Parent with a copy of the proposed disclosure and to discuss the proposed disclosure with Parent.

          4.4. COOPERATION. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations hereunder, and all parties shall use commercially reasonable efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder. From time to time and at any time, at the Surviving Corporation's or Parent's request, whether on or after the date hereof, and without further consideration, the Shareholders shall, at their expense, execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further reasonable actions as may be necessary or desirable, in the opinion of the Surviving Corporation, in connection with the consummation of the transactions described herein.

          4.5. PARENT'S PUBLIC DOCUMENTS AND ACCESS TO
INFORMATION. Parent has delivered to the Company and the Shareholders a true and complete copy of (i) Parent's Annual Report on Form 10-K for the year ended April 30, 1996, (ii) Parent's definitive proxy statement relating to its 1996 annual shareholders meeting, (iii) Parent's prospectus dated January 26, 1996, and (iv) all other filings (other than preliminary registration and proxy statements) made by Parent with the Securities and Exchange Commission ("SEC") between January 26, 1996, and the date hereof (collectively, the "SEC Documents").
In addition to the SEC Documents, Parent has provided the Company and each Shareholder with opportunities to become familiar with the business, financial condition, management, prospects and operations of Parent, including reasonable opportunities to ask questions of, receive answers from and obtain information regarding Parent and its business which is material to their investment decision.

          4.6. COVENANT AGAINST COMPETITION. (a) In order to induce Merger Sub and Parent to enter into this Agreement and to issue the Parent Stock and make payments as provided herein, each Shareholder agrees that, for the period of five (5) years immediately following the date of the Closing, he or she will not, without the prior written consent of the Surviving Corporation, for his or her own account or jointly with another, directly or indirectly, for or on behalf of any Person, as principal, agent or otherwise:

               (i) own, control, manage or otherwise participate in the ownership, control or management of a business engaged within the Territory in the representation of any manufacturer, distributor or other seller of, or which offers for sale, sells, distributes or installs, Company's Products or products substitutable therefor;

               (ii) solicit, call upon or attempt to solicit the patronage of any Person having an office or place of business within the Territory and to whom the Company or the Subsidiary sold or provided any Company's Products on, or during the two (2) year period prior to, the date of the Closing, for the purpose of obtaining the patronage of any such Person for the purchase of Company's Products or products substitutable therefor, except as an employee or on behalf of Parent or the Surviving Corporation or their respective Affiliates; or

               (iii) solicit or induce, or in any manner attempt to solicit or induce, any person employed or engaged by Parent or the Surviving Corporation in any capacity (including, without limitation, as an employee, distributor, independent contractor or agent), with the exception of those Persons set forth in the Disclosure Memorandum that may be solicited to work for Smith Transportation, to leave such employment or engagement, whether or not such employment or engagement is pursuant to a contract or is at will.

          (b) Notwithstanding anything herein to the contrary, it shall not be a breach of the covenants contained in subparagraphs (a)(i) and (ii) above for any Shareholder to own shares of the Parent and not more than five percent (5%) of the equity interests of any Person whose equity interests are publicly traded.

          (c) Although the parties have, in good faith, used their best efforts to make the provisions of this Paragraph 4.6 reasonable in both geographic area and in duration, and it is not anticipated, nor is it intended, by any of the parties hereto that a Forum of competent jurisdiction would find it necessary to reform the provisions hereof to make it reasonable in both geographic area and in duration, or otherwise, the parties understand and agree that if a Forum of competent jurisdiction determines it necessary to reform the scope of this Paragraph 4.6 in order to make it reasonable in either geographic area or duration, or otherwise, damages, if any, for a breach hereof, as so reformed, would be deemed to accrue to the Surviving Corporation as of and from the date of such a breach only insofar as the damages for such breach relate to an action which occurred within the scope of the geographic area and duration as so reformed.

          (d)  The rights of Parent contained in this Paragraph
4.6 may not be assigned other than as part of a sale or transfer of the business of the Subsidiary or any substantial portion thereof.

          4.7. POOLING OF INTERESTS TREATMENT AND RESALE RESTRICTIONS. The Company and the Shareholders agree to use their respective best efforts to cause the Merger to be accounted for as a "pooling of interests." The Company and the Shareholders further warrant and agree that they have not since August 1, 1996 and will not through the date on which Parent has published and disseminated consolidated financial results which include results of combined operations of the Surviving Corporation and Parent for at least thirty days on a consolidated basis (i) sell, assign, exchange, transfer, encumber, pledge, distribute or otherwise dispose of any shares of Parent Stock received by such Shareholder in the Merger or any interest in any such shares of Parent Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose;
(ii) engage in any transaction with respect to any shares of Parent Stock or any interest therein, the intent or effect of which is to reduce the risk of owning shares of Parent Stock; or
(iii) take any action described in the Arthur Andersen LLP booklet entitled "Accounting for Business Combinations" that could in any manner adversely affect such "pooling of interests" qualification. Parent will file with the SEC the quarterly report containing such results of combined operations of Parent and the Surviving Corporation within the time period required by the SEC.

          4.8. LEGENDING OF PARENT STOCK. The Shareholders acknowledge and agree that all shares of Parent Stock received by them hereunder are subject to the registration rights set forth in Paragraph 4.10, but as of the date hereof have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities Laws of any state. The Shareholders acknowledge that there shall be placed on all

certificates representing the shares of Parent Stock issued to the Shareholders pursuant to this Agreement appropriate restrictive legends referencing the restrictions imposed by applicable securities Laws and those relating to "pooling of interests" treatment discussed in Paragraph 4.7. Each Shareholder agrees that he or she will not offer to sell, sell or otherwise dispose of any Parent Stock issued to him or her pursuant to this Agreement in violation of the requirements of the Securities Act, including, without limitation Rule 145(d) promulgated thereunder. With respect to any such sale or disposition, each Shareholder agrees to furnish to the Surviving Corporation or Parent upon request such information as its counsel may reasonably deem necessary to assure that such sale or disposition is made in full compliance with this Agreement, such rule and all applicable federal and state securities Laws.

          4.9. SECRECY AGREEMENT. Each of the Shareholders acknowledges and agrees to abide by and be bound by each of the terms and conditions of the Secrecy Agreement between Parent and the Company dated August 4, 1996.

          4.10. REGISTRATION STATEMENT. (a) Parent agrees that it will file within 60 days of the Closing and use its reasonable best efforts to obtain the prompt effectiveness of, a registration statement under the Securities Act to register for public sale all of the outstanding shares of Parent Stock, so that such shares may be offered and sold by or for the account of the Shareholders, from time to time as market conditions permit, in The New York Stock Exchange or otherwise, at prices and on terms then prevailing or in negotiated transactions, by one or more of the following methods: (i) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to a Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (iv) face-to-face transactions between sellers and purchasers without a broker-dealer. Parent will maintain the effectiveness of such registration statement until such time as the Parent Stock may be sold by the Shareholders pursuant to the terms and conditions of Rule 144 promulgated under the Securities Act.

          (b) If, during the time Parent is required to maintain the effectiveness of a registration statement under this Paragraph 4.10, Parent shall be engaged in a transaction with respect to which disclosure would be required in such registration statement, but for which financial or other information necessary for such required disclosure is not then available to Parent, or with respect to which Parent's Board of Directors shall have determined that disclosure at such time could have an adverse effect on the Parent or its business or prospects, then Parent shall be entitled to notify the Shareholders that no sales may be made pursuant to the registration statement for up to 90 days, which notice shall state the basis for such prohibition. In addition, if during the time that Parent is required to maintain the effectiveness of a registration statement under this Paragraph 4.10 there takes place an underwritten public offering of Parent securities, then each Shareholder (if requested by the managing underwriter of such offering) shall agree to refrain from selling any of its shares of Parent Stock that are otherwise registered pursuant to

this Paragraph 4.10 during the period of such distribution and during the period in which the underwriting syndicate participates in the after-market for such offering; provided that such restriction shall not apply to the extent that the Shareholder participates in such offering pursuant to Paragraph 4.10(d). Such Shareholder shall, however, be entitled to sell such Parent Stock, commencing on the 26th day after the effective date of the registration statement for the underwritten offering, if then lawful to do so under applicable securities laws and rules of the Commission.

          (c) Parent shall pay all expenses incurred by it in complying with this Paragraph 4.10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Parent, fees of the National Association of Securities Dealers, Inc., New York Stock Exchange, transfer taxes, and fees of transfer agents and registrars. All underwriting discounts and selling commissions applicable to the sale of any Parent Stock, and all fees and expenses of any counsel, accountant, or other advisor to a seller of Parent Stock incurred in connection with such sale, shall be borne by the participating Shareholders in proportion to the number of shares registered by each of them.

          (d) If Parent sells shares of its Common Stock, $.01 par value per share, pursuant to an underwritten public offering within one hundred eighty (180) days of the Closing, the Shareholders shall have the right to sell their shares of Parent Stock in such offering on terms and conditions no less favorable than any other shareholder of Parent participating in such offering, subject to customary underwriters' allocations and adjustments, if any.

          4.11. NON-SOLICITATION OF THIRD PARTY OFFERS. The Shareholders and the Company agree that neither a Shareholder nor any of his or her relatives, Affiliates, heirs or representatives, nor the Company or the Subsidiary, or any of their respective officers, directors, management employees, Affiliates, related Persons or agents, will, directly or indirectly (a) negotiate or discuss with any other Person any other transaction involving a merger of the Company or the Subsidiary, or the sale of any shares in or assets of the Company (except for sales of inventory in the ordinary course of business) or any other business combination involving the Company or the Subsidiary, (b) reveal the terms of this Agreement to any Person except for the purpose of carrying out the transactions contemplated herein, or (c) solicit, encourage, negotiate, discuss or accept any offer, bid or proposal from any other Person respecting any transaction involving a merger of the Company or the Subsidiary, the sale of any shares in or assets of the Company or the Subsidiary (except for sales of inventory in the ordinary course of business) or any other business combination involving the Company or the Subsidiary. If the Company or any Shareholder receives a proposal of the kind described in the preceding subparagraph (c) prior to the date of the Closing, then the Company or such Shareholder (as the case may be) shall immediately notify Parent of the receipt of such proposal and shall promptly provide Parent with a copy of such proposal (or if such proposal is not in writing, a written summary of its terms).

          4.12. POST-CLOSING ACTIONS BY PARENT, SURVIVING CORPORATION AND SHAREHOLDERS. (a) Parent agrees that it will or will cause the Surviving Corporation to (i) obtain the release of Stephen D. Alm from any personal guarantees with respect to obligations of the Company to First American National Bank, Memphis, Tennessee, Navistar International Transportation Corp. and Navistar Financial Corp., and (ii) indemnify him for all payments made after the Closing by him to such bank thereunder.

          (b) The Shareholders agree that they will or will cause Properties to (i) obtain the release of the Subsidiary from any guarantees with respect to obligations of Properties to First American National Bank, Memphis, Tennessee and (ii) indemnify it for all payments made after the Closing by it to First American National Bank, Memphis, Tennessee thereunder.

          4.13. EMPLOYMENT ARRANGEMENTS. The employment of Stephen D. Alm, Andrew James Alm, Carolyn Alm Santos and Victor Santos with the Subsidiary shall continue in accordance with the present format disclosed in the Disclosure Memorandum until such time as the Parent Stock is registered with the SEC and available for resale pursuant to Paragraph 4.10. At such time, the Subsidiary, on the one hand, and each of the aforementioned individuals, on the other hand, shall each execute and deliver an employment agreement in the form attached hereto as Exhibit A subject to the additional terms and conditions set forth on Exhibit B.

          4.14. SOFTWARE LICENSE. At the Closing, the Surviving Corporation shall cancel and deem the $15,000 debt presently owed by Vulcan Management Systems, Inc. ("Systems") to the Company to be paid in full in exchange for Systems granting the Surviving Corporation a royalty-free, perpetual, non-exclusive software license with respect to its fully integrated manufacturing organization software system in form and substance satisfactory to the parties.

          4.15. USE OF NAMES. The Shareholders shall cause to be filed with the Secretary of State of the appropriate jurisdictions, within ten (10) days after the Closing, Articles of Amendment or other appropriate papers changing Properties', Systems' and all other entities owned or controlled by the Shareholders name so as not to include the name "Vulcan" or any other similar name. Promptly after the Closing, following the Closing, the Shareholders shall (i) file all documents and papers necessary to advise the appropriate officials in each state or other jurisdiction in which such entities have registered or qualified to transact business under such new name, and (ii) cause to be filed in each jurisdiction in which such entities have filed a trade name or similar registration all documents and papers necessary to revoke or terminate such registration. The Shareholders shall not, without the prior written consent of Parent, for their own account or jointly with another, directly or indirectly, for or on behalf of any Person, as principal, agent or otherwise, use or authorize any other person to use the name "Vulcan," or any name similar thereto.

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
     SHAREHOLDERS AND THE COMPANY

          The Shareholders and the Company have delivered to Parent the disclosure memorandum attached hereto (the "Disclosure
Memorandum") which contains certain information regarding the

Company, the Subsidiary and the Shareholders. The information contained in the Disclosure Memorandum shall be deemed to be part of and qualify those sections and only those sections of this
Article 5 which correspond to or are referred to in the sections of the Disclosure Memorandum. In addition to the Disclosure Memorandum, the Shareholders and the Company have delivered to Parent certain documents and materials as a part of Parent's due diligence investigation, and the Disclosure Memorandum and all such documents and materials are or were true, correct and complete originals or copies of originals as of the date furnished, and any and all modifications or amendments thereto have been or will be delivered to Parent. At all times prior to and including the date of the Closing, the Shareholders and the Company shall promptly provide Parent with written notification of any event, occurrence or other information of any kind whatsoever which affects or may affect, the continued truth, correctness or completeness of any representation or warranty made in this Agreement or any information contained in the Disclosure Memorandum. To induce Merger Sub and Parent to enter into and perform this Agreement, the Shareholders and the Company represent and warrant to Merger Sub and Parent as follows:

          5.1. ORGANIZATION, AUTHORITY AND QUALIFICATION. (a) The Company is a corporation duly organized and validly existing under the Laws of the State of Mississippi. The Subsidiary is a corporation duly organized and validly existing under the Laws of the State of Mississippi. Vulcan Manufacturing Limited is a corporation duly organized and validly existing under the Laws of the Province of Ontario. Each of the Company and the Subsidiary has offices and places of business at the respective locations specified in the Disclosure Memorandum. Each of the Company and the Subsidiary has full corporate power and authority and is entitled to own or lease its respective properties and to carry on its respective business as and in all places where such business is conducted and such properties are owned or leased. Neither the Company nor the Subsidiary is required to be qualified as a foreign corporation in any jurisdiction where the absence of such qualification would have a material adverse effect on the business of the Company or the Subsidiary. The Shareholders have previously furnished to Parent true, correct and complete copies of the articles of incorporation and bylaws of the Company and the Subsidiary, as amended to date. The Shareholders have previously furnished to Parent true, correct and complete copies of: (i) the minutes and other similar records of meetings of the Company's and the Subsidiary's respective shareholders and board of directors, which contain all records of meetings and actions taken in lieu thereof by such corporation's shareholders and show all corporate actions required to be taken or formally taken by such corporation's board of directors or any committees thereof, and (ii) the Company's and the Subsidiary's respective share transfer records, which reflect fully all issuances, transfers and redemptions of shares of such corporation since the date of incorporation.

          (b) The Company has the full corporate power and authority to execute, deliver and perform this Agreement and any other agreements or instruments contemplated by this Agreement ("Other Agreements") to which it is a party. This Agreement has been and the Other Agreements to which the Company is a party have been duly and validly executed and delivered by the Company and constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms,


except that (i) such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect; (ii) such enforcement may be limited by equitable principles of general application; (iii) such enforcement may be limited by courts with respect to any unconscionable provisions contained therein; and (iv) certain of the covenants contained herein may not be specifically enforceable and courts may award money damages rather than specific performance for contractual provisions involving matters other than the payment of money.

          5.2. OWNERSHIP OF SHARES; SUBSIDIARIES. (a) The total authorized capital stock of each of the Company and the Subsidiary is as set forth in the Disclosure Memorandum.

          (b) All of the issued and outstanding shares of the Company and the Subsidiary are owned of record and beneficially by the shareholders as set forth in the Disclosure Memorandum.

          (c) Except as set forth in the Disclosure Memorandum, all of the Shares are duly authorized, validly issued, fully paid and nonassessable and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws and all rights of the Company's shareholders and other Persons. No Person has any preemptive rights with respect to shares of the Company. There are no outstanding securities convertible into the capital stock or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions relating to, the capital stock of the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company. The Company is not subject to any obligation to repurchase or otherwise acquire or retire any of its capital stock, and the Company has no Liability for dividends declared or accrued, but unpaid, with respect to its capital stock. The Company has not purchased or redeemed any of its capital stock, and except as set forth in the Disclosure Memorandum has not paid any dividend or made any other payment to any of the Shareholders or other Related Parties within the past two years.

          (d) Except as set forth in the Disclosure Memorandum, all of the outstanding shares of the Subsidiary are duly authorized, validly issued, fully paid and nonassessable and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws and all rights of the Subsidiary's shareholders and other Persons. No Person has any preemptive rights with respect to shares of the Subsidiary.
There are no outstanding securities convertible into the capital stock or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions relating to, the capital stock of the Subsidiary. There are no


voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Subsidiary.
The Subsidiary is not subject to any obligation to repurchase or otherwise acquire or retire any of its capital stock, and the Subsidiary has no Liability for dividends declared or accrued, but unpaid, with respect to its capital stock. Except as set forth in the Disclosure Memorandum, the Subsidiary has not paid any dividend or made any other payment to any of its shareholders or other Related Parties and has not purchased or redeemed any of its capital stock within the past two years. All such purchases and redemptions of its capital stock have been in accordance with its articles of incorporation, bylaws and all applicable Laws.

          (e) Neither the Company nor the Subsidiary owns or has an interest, direct or indirect, or any commitment to purchase or otherwise acquire, any capital stock or other equity interest, direct or indirect, in any other Person, except as set forth in the Disclosure Memorandum. All such interests so set forth are owned of record and beneficially by the Company or the Subsidiary as set forth in the Disclosure Memorandum and are duly authorized, validly issued, fully paid and nonassessable, and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws.

          (f) Each Shareholder is the legal and beneficial owner of the Shares, as set forth on the Disclosure Memorandum, free and clear of any and all Liens. The Company is the owner of all investments disclosed under the Disclosure Memorandum with respect to Paragraph 5.2(e), free and clear of any and all Liens. There are no outstanding contracts, demands, commitments or other agreements or arrangements under which the Shareholders (or any of them) or the Company are or may become obligated to sell, transfer or assign any of the Shares or such investments.

          5.3. CAPACITY; INCONSISTENT OBLIGATIONS. (a) Each Shareholder has the full right, power and legal capacity to execute, deliver and perform his or her obligations under this Agreement and the Other Agreements to which such Shareholder is a party. This Agreement and the Other Agreements have been duly and validly executed and delivered by such Shareholder and constitute the valid and legally binding obligations of such Shareholder, enforceable in accordance with their respective terms, except that (i) such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect; (ii) such enforcement may be limited by equitable principles of general application; (iii) such enforcement may be limited by courts with respect to any unconscionable provisions contained therein; and (iv) certain of the covenants contained herein may not be specifically enforceable and courts may award money damages rather than specific performance for contractual provisions involving matters other than the payment of money.

          (b) The execution, delivery and performance of this Agreement and the Other Agreements to which any Shareholder or the Company is a party will not (i) result in a violation of the Company's or the Subsidiary's respective articles of incorporation or bylaws, or any Law, or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan


agreement, guaranty, pledge, voting trust, or other instrument, contract, agreement or commitment or any Order, to which the Company, the Subsidiary or any Shareholder is a party or by which any of them or any of their respective assets and properties, including, without limitation, the Shares, is subject or bound; nor will such actions result in (w) the creation of any Lien on any of the Shares or any of the Company's or the Subsidiary's respective assets or properties, (x) the acceleration or creation of any Liability of the Company or the Subsidiary, (y) the forfeiture of any right or privilege of the Company or the Subsidiary, or (z) the forfeiture of any right or privilege of any Shareholder which may affect such Shareholder's ability to perform under this Agreement.

          5.4. CONSENTS. Other than the Articles of Merger and as otherwise expressly set forth in this Agreement, the execution, delivery and performance by each Shareholder and the Company of this Agreement and the Other Agreements to which he, she or it is a party, and the consummation of the transactions contemplated herein and therein does not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, or (b) impose any other term, condition or restriction on Merger Sub or the Surviving Corporation pursuant to any business combination or takeover Law, except for such consents, approvals, actions or filings the failure of which to obtain or make do not and will not affect the enforceability of the Agreement or the consummation of the transactions contemplated herein.

          5.5. NO VIOLATION; COMPLIANCE WITH LAWS. Neither the Company nor the Subsidiary is in default under or in violation of
(a) its respective articles of incorporation or bylaws or (b) any Order. The operations of the Company, the Subsidiary and their respective predecessors have been conducted in all material respects in compliance with all applicable Laws. (For purposes of this paragraph, any violation of applicable Law that could result in imposition of a fine or other monetary penalty in excess of one hundred dollars ($100) upon the Company or the Subsidiary shall be deemed to be a material non-compliance). Neither the Company nor any Shareholder has received any notification of any asserted past or present failure by the Company or the Subsidiary to comply with any applicable Law.

          5.6. POSSESSION OF LICENSES. Each of the Company and the Subsidiary possesses all franchises, certificates, licenses, permits and other authorizations from Governments and all other Persons ("Licenses"), other than those Licenses the failure of which to obtain would not have a material adverse effect on the business, assets, operations, prospects, properties, or condition (financial or otherwise) of the Company or the Subsidiary, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of their respective properties and assets and the conduct of their respective businesses, and neither the Company nor the Subsidiary is in material violation thereof.

          5.7. FINANCIAL STATEMENTS, FINANCIAL CONDITION. Prior to the date hereof, the Shareholders have delivered to Parent copies of the Company's and the Subsidiary's financial statements and related documents as identified in the Disclosure Memorandum (collectively, the "Financial Statements"). The Financial


Statements include each of the Company's and the Subsidiary's Balance Sheet (the "Reference Date Balance Sheet") as at April 30, 1996 (the "Reference Date"), which is the most recent balance sheet of such corporation. The Financial Statements have been prepared in accordance with GAAP consistently applied (except as indicated in the Disclosure Memorandum), present fairly the financial condition of the Company and the Subsidiary as at the respective dates thereof and the results of the Company's and the Subsidiary's respective operations and cash flows for the periods then ended, and are consistent with the books and records of each of the Company and the Subsidiary. The books and records of each of the Company and the Subsidiary are maintained in accordance with GAAP and are true, correct and complete in all material respects.

          5.8. LIABILITIES. Neither the Company nor the Subsidiary has any Liability, except (i) those reflected on such corporation's Reference Date Balance Sheet, (ii) Liabilities incurred in the ordinary course of business since the Reference Date consistent with the Company's or the Subsidiary's, as the case may be, past experience during the periods covered by such corporation's Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of representation or warranty, tort, product liability, infringement or violation of Law or Order), and (iii) as may be set forth in the Disclosure Memorandum.

          5.9. TITLE TO PROPERTIES. Except as set forth in the Disclosure Memorandum, each of the Company and the Subsidiary has good and complete title to all their respective properties and assets reflected in such corporation's Reference Date Balance Sheet, except inventories and other immaterial assets which have been disposed of in the ordinary course of business since the Reference Date, and all other properties and assets necessary to conduct its business as currently being conducted and as conducted during the periods covered by the Financial Statements (other than any leased property), free and clear of Liens, except as may be set forth in the notes to such corporation's Reference Date Balance Sheet.

          5.10. RECEIVABLES. All notes and accounts receivable shown on such corporation's Reference Date Balance Sheet and all such receivables now held by each of the Company and the Subsidiary are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for a reserve against such receivables of $20,000.

          5.11. INVENTORIES. (a) The respective inventories of the Company and the Subsidiary are merchantable and conform in all respects to all orders, contracts or commitments for such goods and customary trade standards for merchantable goods. Except as set forth on the Disclosure Memorandum, no material portion of such items of inventory is slow moving, obsolete or below standard quality. Each item of inventory reflected on such corporation's Reference Date Balance Sheet and the books and records of the Company or the Subsidiary, as the case may be, has been valued at the lower of cost or market in accordance with GAAP.

          (b) All products held by each of the Company and the Subsidiary for sale to their respective customers meet the standards of (i) to the knowledge of the Company and the

Shareholders, all applicable Laws and (ii) all contractual commitments and warranties of each of the Company and the Subsidiary to customers. During the 12 months after the Closing or, if shorter, for the length of the Survival Period, the total costs of product warranty claims made after the Closing for repair or replacement of any products sold by the Company or the Subsidiary prior to the Closing shall not exceed $100,000 (or a pro rated amount for the Survival Period if it is less than 12 months). None of the products sold or otherwise distributed by the Company or the Subsidiary or their respective predecessors prior to the date hereof was, nor has the Company, the Subsidiary or their respective predecessors received any notice claiming the same to be, hazardous or unsafe in design, specification, material, content, function or otherwise.

          5.12. PERSONAL PROPERTY. (a) Except as set forth in the Disclosure Memorandum, all machinery, equipment, vehicles, and other items of tangible personal property which are owned or leased by each of the Company and the Subsidiary are in good condition and repair, subject to normal wear and tear, suited for the use intended and are and have been operated in conformity with all applicable Laws. To the knowledge of the Company and the Shareholders, there are no defects or conditions which would cause such tangible personal property to be or become inoperable or unsafe.

          (b)  To the knowledge of the Company and the
Shareholders, all lessors of machinery, equipment or other tangible personal property leased by each of the Company and the Subsidiary have performed and satisfied their respective duties and obligations under such leases. Neither the Company nor the Subsidiary has brought or threatened any Action against any such lessor for failure to perform and satisfy its duties and obligations thereunder.

          5.13. REAL PROPERTY. (a) Neither the Company nor the Subsidiary owns any real property.

          (b) Each parcel or tract of real property which is used by the Company or the Subsidiary, as the case may be, in their respective businesses (the "Leased Real Property," or the "Real Property") is subject to a written lease or sublease to which the Company or the Subsidiary, as the case may be, is a party as lessee or sublessee (individually a "Real Property Lease"). All such Real Property Leases are valid and in full force and effect in accordance with their terms. The Shareholders have previously furnished Parent with true, correct and complete copies of all Real Property Leases. There is not, with respect to any Real Property Lease (i) any default by the Company or the Subsidiary, or any event of default or event which with notice or lapse of time, or both, would constitute a default by the Company or the Subsidiary or (ii) to the knowledge of the Company and the Shareholders, any existing default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a default by any other party to any Real Property Lease.

          (c)  To the knowledge of the Company and the
Shareholders, all of the Real Property is free from development, use or occupancy restrictions, except those imposed by applicable
Law, and from special taxes or assessments, except those generally applicable to other properties in the tax districts in


which the Real Property is located. No options have been granted by the Company or the Subsidiary or, to the knowledge of the Company and the Shareholders, by any other Person to others to purchase, lease or otherwise acquire any interest in the Real Property. Each of the Company and the Subsidiary has the exclusive right of possession of each tract or parcel comprising such corporation's Real Property.

          (d) To the Company's and the Shareholder's knowledge, the present use, occupancy and operation of the Real Property, and all aspects of the Improvements to the Real Property are in compliance with all Laws and private restrictive covenants, and there has not been any proposed change thereto that would affect any of the Real Property or its use, occupancy or operation. There exists no conflict or dispute with any Government or other Person relating to any Real Property or the activities thereon. No portion of the Real Property is subject to any classification, designation or preliminary determination of any Government or pursuant to any Law which would restrict its use, development, occupancy or operation in connection with the Company's or the Subsidiary's business. All Improvements are in good condition and repair, and are suited for the operation of each of the Company's and the Subsidiary's business.

          (e) Neither the Company, the Subsidiary nor, to the knowledge of the Company and the Shareholders, any other Person has caused any work or improvements to be performed upon or made to any of the Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any Lien in favor of the Person who performed the work.

          (f)  To the knowledge of the Company and the
Shareholders, all requisite certificates of occupancy and other permits and approvals required with respect to the Real Property or the Improvements and the use, occupancy and operation thereof have been obtained and paid for and are currently in effect and free of restrictions.

          5.14. ABILITY TO CONDUCT BUSINESS AND INTELLECTUAL PROPERTY RIGHTS. (a) To the knowledge of the Company and the Shareholders, each of the Company and the Subsidiary has the rights, contractual authorizations and information required to offer and sell the products now being offered and sold by such corporation and to perform the services that are presently being performed by such corporation. Except as set forth in the Disclosure Memorandum, neither the Company nor the Subsidiary is a party to, either as a licensor or licensee, nor is it bound by or subject to, any license agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or confidential information. To the Company's and the Shareholders' knowledge, set forth in the Disclosure Memorandum are all of the Company's and Subsidiary's patents, copyrights, trademarks, service marks, trade names, and applications therefor and registrations thereof, and the Company and the Shareholders will take all steps necessary to effect the transfer of all right, title and interest in and to any of such items which are not owned by the Company or the Subsidiary. To the Company's and the Shareholders' knowledge, there is no prior art which could be used by a third party in any action or otherwise to invalidate any of the intellectual property rights of the Company and the Subsidiary. To the Company's and the Shareholders' knowledge, there are no rights of third parties with respect to any such


trademark, service mark, trade secret, confidential information, trade name, patent, patent application, copyright, invention, device or process which has or could have an adverse effect on the operations of each of the Company or the Subsidiary. Each of the Company and the Subsidiary has complied with all applicable Laws relating to the filing or registration of "fictitious names" or trade names.

          (b) To the Company's and the Shareholders' knowledge, and except as disclosed in the Disclosure Memorandum, neither the Company nor the Subsidiary has interfered with, infringed, misappropriated or otherwise come into conflict with any intellectual property rights of any other Person, and neither the Company, the Subsidiary nor their respective officers and directors has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation. To the Company's and the Shareholders' knowledge, no Person has interfered with, infringed, misappropriated, or otherwise come into conflict with the proprietary inventions, designs, ideas, processes, methods and other know-how or other intellectual property of the Company or the Subsidiary which are owned or used in the operation of their respective business.

          5.15. CONTRACTS. (a) All Company Contracts have been entered into in the ordinary course of the Company's or the Subsidiary's, as the case may be, business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the date of the Closing. No Company Contract is likely to result in a loss to the Company or the Subsidiary, as the case may be, upon completion of performance, and the Company and the Shareholders expect that all Company Contracts can be fulfilled or performed by the Company or the Subsidiary, as the case may be, in accordance with their respective terms without undue or unusual expenditures of money or effort. All Company Contracts are listed on the Disclosure Memorandum, and true, correct and complete copies of all Company Contracts have been delivered to Parent.

          (b) There are no existing material defaults, events of default or events which, with the giving of notice or lapse of time, or both, would constitute a material default by the Company or the Subsidiary under any Company Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any Company Contract.

          (c) To the Company's and the Shareholders' knowledge, neither this Agreement, the Closing or the relationship between the Company and Parent has caused or is likely to cause the termination or nonrenewal of any Company Contract.

          5.16. INSURANCE. Each of the Company and the Subsidiary has obtained and maintains insurance policies which provide adequate coverage to insure their respective assets, properties and business against such risks and in such amounts as are prudent and customary in the industry in which the Company and the Subsidiary operate, and all such policies are in full force and effect. All premiums due on such policies have been


paid, and neither the Company nor the Subsidiary has received any notice of cancellation with respect thereto. Neither the Company nor the Subsidiary has Liability for premiums or for retrospective premium adjustments for any period. The Disclosure Memorandum lists the types, amounts of coverage and deductibles of all such insurance policies, and true, correct and complete copies thereof have been delivered to Parent prior to the date hereof.

          5.17. LITIGATION; CONTINGENCIES. No Action is pending or, to the knowledge of the Shareholders and the Company, threatened against, by or affecting the Company, the Subsidiary or the Shares. There are no unsatisfied judgments or Orders against the Company, the Subsidiary or any Shareholder to which any of them or their assets and properties are subject.

          5.18. TAXES. The Company and any entity at any time eligible or required to file a consolidated or combined Tax return with the Company or the Subsidiary (individually, an "Affiliated Entity" and collectively, the "Affiliated Entities"), have duly and timely filed all federal, state, municipal, local and foreign, if any, Tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "Returns") with respect to all Taxes (including, without limitation, consolidated or combined Tax returns of some or all of the Company and the Affiliated Entities); all such Tax returns and reports show the correct and proper amount due; and the Taxes shown on all Tax returns and reports and all Tax assessments received by the Company, the Subsidiary or any Affiliated Entities have been paid to the extent that such Taxes or estimates are due. The Company and the Subsidiary previously provided to Parent true, correct and complete copies of all Returns filed with respect to the tax years beginning on and after April 30, 1993. All Taxes imposed on the Company, the Subsidiary and their Affiliated Entities by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by the Company or the Subsidiary for all periods through the date hereof have been paid in full, net of refunds or offsets, except as reflected on the Financial Statements, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of the Company or the Subsidiary, as the case may be, and such reserves will be adequate to pay all Taxes of the Company and the Subsidiary, as the case may be, for all periods through July 31, 1996. There is not now any proposed assessment against the Company, the Subsidiary or any Affiliated Entity of additional Taxes of any kind. Neither the Company nor the Subsidiary is a party to any Tax sharing or Tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of the Company raised by a Government in writing.

          5.19. EMPLOYMENT AND LABOR MATTERS. (a) To the Company's and the Shareholders' knowledge, no employee, agent, consultant or independent contractor who performs services on a regular basis for the Company or the Subsidiary plans to discontinue such relationship with such corporation after the Closing.

          (b) Neither the Company nor the Subsidiary is a party to any agreement of any kind which deals with wages, conditions of employment, benefits or other matters affecting the

employer/employee relationship with any union, labor organization or employee group. There are no controversies pending, or, to the Company's and the Shareholders' knowledge, threatened, between the Company or the Subsidiary and any union, labor organization or employee group representing, or seeking to represent, any of such corporation's employees, and there has been no attempt by any union, labor organization or employee group to organize any of the Company's or the Subsidiary's employees at any time in the past five years. Each of the Company and the Subsidiary has substantially complied with all applicable Laws relating to wages, hours, health and safety, payment of social security withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations and employment discrimination. There have been no citations, complaints, notifications of employee complaints or claims with regard to OSHA matters since January 1, 1993.

          (c) The Disclosure Memorandum lists all contracts, agreements or arrangements (written or oral) concerning the employment of any individual by each of the Company and the Subsidiary, including each such individual's title, compensation and duties.

          5.20. EMPLOYEE BENEFIT MATTERS. (a) The Disclosure Memorandum lists all "employee benefit plans" (the "ERISA Plans") within the meaning of Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or the Subsidiary contributes or is required to contribute and all other practices, commitments, arrangements and agreements pursuant to which the Company or the Subsidiary provides, directly or indirectly, any benefits for employees. Neither the Company nor the Subsidiary is required to contribute, and has never been required to contribute, to any multi-employer plan within the meaning of Section 3(37)(A) of ERISA. True correct and complete copies of all ERISA Plans, together with related trusts, insurance contracts, summary plan descriptions, annual reports and Form 5500 filings for the past three years, have been delivered to Parent.

          (b) Each ERISA Plan has been operated and administered in all material respects in accordance with all applicable Laws, including, without limitation, ERISA and the Code. Neither the Company, the Subsidiary nor the Shareholders nor any of their respective directors, officers, employees or agents, nor, to the Company's and the Shareholders' knowledge, any "party in interest" or "disqualified person" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code), nor has any such person been involved in or caused an ERISA Plan to be involved in a breach of fiduciary duty under
Section 404 of ERISA. Each ERISA Plan that is a group health plan within the meaning of Section 607(1) of ERISA and Section 4980B of the Code has complied with and is in compliance with the continuation coverage requirements of Section 601 of ERISA and
Section 4980B of the Code. There are no pending claims or, to the Company's and the Shareholders' knowledge, threatened claims, by or against any of the ERISA Plans by any employee or


beneficiary covered under such ERISA Plan, or by any Government or otherwise involving such ERISA Plan or any of its fiduciaries
(other than for routine claims for benefits).

          (c) The Disclosure Memorandum separately identifies any ERISA Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Company Pension Plan") and also lists any Company Pension Plan that has been terminated in the last five years. Each Company Pension Plan constitutes a qualified plan within the meaning of Section 401(a) of the Code and the trust thereunder is exempt from federal income tax under
Section 501(a) of the Code. All Company, Subsidiary and employee contributions required to be made to each Company Pension Plan have been made in a timely manner.

          (d) Except for a Company Pension Plan, neither the Company nor the Subsidiary is bound to provide, and the Company does not provide, benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of the Company or the Subsidiary beyond their retirement or other termination of service with the Company or the Subsidiary other than as required by applicable Law. Neither this Agreement nor any transaction contemplated hereby will entitle any current or former employee, officer or director of the Company or the Subsidiary to severance pay, unemployment compensation or any similar payment.

          5.21. ENVIRONMENTAL MATTERS. Each of the Company and the Subsidiary holds all Environmental Permits necessary for conducting their respective businesses and operations and has conducted, and is presently conducting, their businesses and operations in full compliance with all applicable Environmental Laws and Environmental Permits, including, without limitation, all record keeping and filing requirements. There is no existing or pending Environmental Law with a future compliance date that will require operational changes, business practice modifications or capital expenditures at any Real Property (or any other property presently or formerly owned, operated or controlled by the Company or the Subsidiary or as to which the Company or the Subsidiary may bear responsibility or Liability), or any of the Improvements thereon. All Hazardous Materials and Solid Waste on, in, or under the Real Property or real property operated by the Company or the Subsidiary, wherever located, have been properly removed and disposed of, and no past or present disposal, discharge, spill or other release of, or treatment, transportation or other handling of Hazardous Materials or Solid Waste on, in, under or off-site from any Real Property, or, to the knowledge of the Shareholders and the Company, any adjacent property, will subject the Company, the Subsidiary or, to the knowledge of the Shareholders and the Company, any subsequent owner, occupant or operator of such Real Property to corrective or compliance action or any other Liability. There are no presently pending, or, to the Company's and the Shareholders' knowledge, threatened Actions or Orders against or involving the Company or the Subsidiary (including any Person for whose acts or omissions the Company or the Subsidiary is responsible) relating to any alleged, past or ongoing violation.

          5.22. ABSENCE OF CERTAIN BUSINESS PRACTICES. To the knowledge of the Company and the Shareholders, neither the Company, the Subsidiary nor any or their respective officers, employees or agents, nor any other person acting on behalf of the


Company or the Subsidiary, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any Person who is or may be in a position to help or hinder the Company's or the Subsidiary's business (or assist the Company or the Subsidiary in connection with any actual or proposed transaction) which (a) might subject the Company or the Subsidiary to any material damage or penalty in any Action or which might have a material adverse effect on the Company, the Subsidiary or their respective assets and properties, (b) if not given in the past, might have had a material adverse effect on the Company's or the Subsidiary's business or their respective assets and properties, or (c) if not continued in the future, might have a material adverse effect on the Company or the Subsidiary or which might subject the Company or the Subsidiary to suit or penalty in any Action.

          5.23. AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES. Except as set forth in the Disclosure Memorandum, the Company is not, directly or indirectly, a party to any contract, agreement or lease with, or any other commitment to, (a) any Person owning, or formerly owning, beneficially or of record, directly or indirectly, any of the Shares of or other equity interest in the Company or the Subsidiary, (b) any Affiliate of such Person, (c) any director or officer of the Company or the Subsidiary, (d) any Person in which any of the foregoing Persons has, directly or indirectly, at least a three percent (3.0%) beneficial interest in the capital stock or other type of equity interest of such Person, or (e) any partnership in which any of the foregoing Persons is a general partner or has at least a three percent (3.0%) beneficial interest (any or all of the foregoing being referred to herein as "Related Parties"). Without limiting the generality of the foregoing, (x) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in the Company's or the Subsidiary's business, and (y) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business (i) which is or which within the last three years has been a competitor, customer or supplier of the Company or the Subsidiary or has done business with the Company or the Subsidiary, or (ii) which as of the date hereof sells or distributes products or services which are similar or related to the Company's or the Subsidiary's products or services.

          5.24. ABSENCE OF CHANGES. Except as expressly provided for in this Agreement, or as set forth in the Disclosure
Memorandum, since the Reference Date:

          (a) There has been no material adverse change in the business, assets, properties, Liabilities (known to the Company or the Shareholders), affairs, results of operations, condition (financial or otherwise), cash flows or prospects of each of the Company or the Subsidiary or in their respective relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have had or will have an adverse effect on the Company or the Subsidiary, in the aggregate;

          (b) There has been no damage, destruction or loss to the assets, properties, or business of the Company or the Subsidiary, whether or not covered by insurance, materially


adversely affecting its assets or properties, in the aggregate, or its business;

          (c) The business of each of the Company and the Subsidiary has been operated in the ordinary course and consistent with its prior practices;

          (d) The books, accounts and records of each of the Company and the Subsidiary have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years and in accordance with GAAP, and there has been no amendment to the respective articles of incorporation or bylaws of the Company or the Subsidiary;

          (e) There has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of the Company or the Subsidiary, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the capital stock or other securities of the Company or the Subsidiary;

          (f)  Neither Company nor the Subsidiary has
discontinued or determined to discontinue selling any products or services previously sold by the Company or the Subsidiary, the sales of which have been material to the Company or the Subsidiary;

          (g) There has been no Lien (other than Liens for current Taxes which are not yet due and payable) created on or in the assets of the Company or the Subsidiary;

          (h) There has been no sale, transfer, lease or other disposition of any asset of the Company or the Subsidiary to any Related Party or, except in the ordinary course of the Company's or the Subsidiary's respective business, to any other Person, and no debt to, or material claim or right of, the Company or the Subsidiary has been canceled, compromised, waived or released;

          (i) There has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any right of the Company or the Subsidiary under any Company Contract or under any franchise, certificate, license, permit or authorization from any Government;

          (j) Neither the Company or the Subsidiary has delayed or postponed the payment of any accounts payable or other
Liabilities outside the ordinary course of business;

          (k) Neither the Company nor the Subsidiary has paid or committed to pay any bonus, profit-share or other extraordinary compensation payment or other arrangement (except in the ordinary course of business and consistent with past practices), nor has the Company or the Subsidiary entered into any agreement, contract or commitment with any Shareholder or any Related Party or amended the terms of any existing agreement, contract or commitment with any Shareholder or any Related Party; and

          (l) There has been no change in the authorized, issued or outstanding capital stock or other securities of each of the Company and the Subsidiary.

          5.25. RETURNS; CONSIGNMENTS. Except as disclosed in the Disclosure Memorandum, no customer of the Company or the Subsidiary has any right to return any goods for credit or refund pursuant to any oral or written agreement, understanding or practice which individually or in the aggregate is material, and neither the Company nor the Subsidiary presently has any goods in the possession of its customers on consignment or a similar basis.

          5.26.     BANK ACCOUNTS AND SAFETY DEPOSIT BOXES.  The
Disclosure Memorandum lists each bank in which the Company or the Subsidiary maintains an account or safety deposit box, the account numbers, and the names of all persons authorized to draw thereon or have access thereto.

          5.27. PRODUCTS LIABILITY. No action is pending by or before any Government or Forum, and, to the Company's and Shareholders' knowledge, no Action has been threatened against or involving the Company or the Subsidiary in connection with any product sold or service provided by the Company or the Subsidiary, alleging that the product has a defect in manufacture, design or installation, or alleging any failure to warn of any defect; nor is there any reasonable basis therefor; and there has not been any accident, happening or event caused or allegedly caused by any hazard or defect or alleged hazard or alleged defect in the manufacture, design, materials, workmanship or installation, or any failure or alleged failure to warn of the hazard, defect or alleged hazard or alleged defect, of any product sold or distributed or service provided by the Company or the Subsidiary.

          5.28. INVESTMENT REPRESENTATION. Each Shareholder is receiving shares of Parent Stock for investment for the Shareholder's own account, not on behalf of others and not with a view to sell or otherwise distribute such shares other than pursuant to an effective registration statement or valid exemption from registration under the Securities Act. The financial condition of each Shareholder is currently adequate to bear the economic risk of an investment in the Parent Stock.
Each Shareholder has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as Parent. Each Shareholder has received and carefully read the SEC Documents. Each Shareholder has had an opportunity to ask questions of, and receive answers from, officers of Parent, concerning Parent and the Parent Stock and to obtain any additional information which each Shareholder reasonably requested and is material to its investment decision. Each Shareholder is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          5.29 ASSETS AND REVENUES. The consolidated revenues and assets of the Company, the Subsidiary, and all other entities controlled by the Company, according to the April 30, 1996 Financial Statements, are less than $25,000,000. The April 30, 1996 Financial Statements are prepared on a basis consistent with all prior years and in accordance with the accounting principles normally used by the Company, and are the last regularly prepared annual statements of income of the Company. All interim financial statements since April 30, 1996 have been prepared on a basis consistent with the April 30, 1996 Financial Statements.


          5.30. BANKRUPTCY MATTERS. The Shareholders have previously furnished to Parent true, correct and complete copies of: (a) the Subsidiary's Plan of Reorganization, (b) the confirmation order of the appropriate authority confirming such plan and (c) the disclosure statement related thereto approved by the appropriate authority. Neither the Company nor the Subsidiary is in default under or in violation of such plan.

          5.31. FULL DISCLOSURE. No representation or warranty of any Shareholder contained in this Agreement, the Other Agreements or the Disclosure Memorandum contains any untrue or incomplete statement of a material fact or omits (or will omit) to state a material fact necessary to make the statements contained herein and therein not misleading. To the Company's and the Shareholders' actual knowledge, there is no fact which materially adversely affects, or in the future may materially adversely affect, the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of each of the Company and the Subsidiary which has not been or is not disclosed in this Agreement, the Other Agreements, the Disclosure Memorandum, or in the other instruments, certificates, agreements or writings furnished to Merger Sub or Parent by or on behalf of the Shareholders pursuant to this Agreement on the Other Agreements or in connection with the transactions contemplated herein.


6.   REPRESENTATIONS AND WARRANTIES OF PARENT
     ----------------------------------------

          As an inducement to the Company and the Shareholders to enter into and perform this Agreement, Merger Sub and Parent hereby represent and warrant as follows:

          6.1. ORGANIZATION. Parent is a corporation duly organized and validly existing under the Laws of the State of Tennessee. Merger Sub is a corporation duly organized and validly existing under the Laws of the State of Delaware.

          6.2. AUTHORIZATION; NO INCONSISTENT AGREEMENTS. Each of Merger Sub and Parent has full corporate power and authority to execute, deliver and perform this Agreement and the Other Agreements to which it is a party. This Agreement has been, and the Other Agreements have been duly and validly executed and delivered by Merger Sub and Parent and constitute the valid and legally binding obligations of Merger Sub and Parent, enforceable in accordance with their respective terms, except that (i) such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect; (ii) such enforcement may be limited by equitable principles of general application; (iii) such enforcement may be limited by courts with respect to any unconscionable provisions contained therein; and (iv) certain of the covenants contained herein may not be specifically enforceable and courts may award


money damages rather than specific performance for contractual provisions involving matters other than the payment of money.

          6.3. INCONSISTENT OBLIGATIONS. The execution, delivery and performance of this Agreement and the Other Agreements to which Merger Sub or Parent is a party, will not (i) result in a violation of their respective charters or certificates of incorporation or bylaws or any Law, or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge or other instrument, contract, agreement or commitment or any Order to which Merger Sub or Parent is a party or by which either of them or any of their respective assets or properties are subject or bound, nor will such actions result in the creation of any Lien on any of the assets of Merger Sub or Parent, the acceleration or creation of any Liability or the forfeiture of any right or privilege of Merger Sub or Parent which may affect its ability to perform under this Agreement.

          6.4. AUTHORIZATION OF PARENT STOCK. The shares of Parent Stock to be issued to the Shareholders pursuant to this Agreement will be duly authorized and reserved for issuance at or before the Closing and upon issuance to the Shareholders will be fully paid and nonassessable.

          6.5. PARENT DOCUMENTS. The SEC Documents constitute all of the documents (other than preliminary filings and supplemental material) that Parent was required by applicable securities Laws to file with the SEC since January 26, 1996. The financial statements of Parent for fiscal year 1996 included or incorporated by reference in the SEC Documents were prepared in accordance with GAAP and present fairly, in all material respects, in accordance with GAAP, the consolidated financial condition, results of operations and changes in financial position as of the dates thereof. As of their respective dates, the SEC Documents comply in all material respects with the requirements of applicable securities Laws and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.6. CONSENTS. Other than the Articles of Merger and as otherwise expressly set forth herein, the execution, delivery and performance by Merger Sub and Parent of this Agreement and the Other Agreements to which they are a party, and the consummation of the transactions contemplated herein and therein does not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, or
(b) impose any other term, condition or restriction on Merger Sub or the Surviving Corporation pursuant to any business combination or takeover Law except for such consents, approvals, actions or filings the failure of which to obtain or make do not and will not affect the enforceability of the Agreement or the consummation of the transactions contemplated herein.

          6.7. FULL DISCLOSURE. No representation or warranty of Merger Sub or Parent contained in this Agreement or any Other
Agreement, or in any instrument, certificate, agreement or other writing delivered by Merger Sub or Parent pursuant to this


Agreement or the Other Agreements or in connection with the transactions contemplated herein or therein contains any untrue statement of a material fact or omits (or will omit) to state a material fact necessary to make the statements contained herein or therein not misleading.


7.   CONDUCT OF BUSINESS OF THE COMPANY AND THE SUBSIDIARY
     -----------------------------------------------------
     PENDING CLOSING
     ---------------

          The Shareholders and the Company covenant and agree that, except as may otherwise be provided herein, without the prior written consent of Parent, between the date hereof and the date of the Closing:

          7.1. BUSINESS IN THE ORDINARY COURSE. The business of each of the Company and the Subsidiary shall be conducted only in the ordinary and usual course and consistent with prior practices. Without limiting the generality of the foregoing:

          (a) neither the Company nor the Subsidiary shall enter into any material contracts, agreements or other arrangements in connection with the business or affecting the assets of the Company or the Subsidiary, other than those (i) entered into in the ordinary course of the business of the Company or the Subsidiary, as the case may be, at prices and on terms consistent with the prior operating practices of the Company or the Subsidiary, as the case may be, or (ii) which do not obligate the Company or the Subsidiary, as the case may be, to provide goods or services to any customer or third party for a period in excess of twelve (12) months (unless terminable upon thirty (30) days notice or less) or do not involve the payment of an amount in excess of $10,000; provided, however, that neither the Company nor the Subsidiary will enter into any contract nor effect any transaction with any Related Party;

          (b) except for the disposal of used furniture, fixtures and equipment, the utilization of miscellaneous office supplies and the sale of inventory to customers, all in the ordinary course of the business of the Company or the Subsidiary, as the case may be, in accordance with past practices, neither the Company nor the Subsidiary shall sell, assign, transfer, convey, pledge, mortgage, encumber or otherwise dispose of, or cause the sale, assignment, transfer, conveyance, pledge, mortgage, encumbrance or other disposition of, any of the assets or properties of either corporation, and in no event shall any of the assets or properties of either corporation be disposed of to Related Parties without Parent's prior written consent;

          (c) all efforts to collect notes and accounts receivable shall be undertaken in the ordinary course in accordance with past practices, and no rebates, discounts or concessions shall be granted after the date of this Agreement other than in the ordinary course in accordance with past practices;


          (d) each of the Company and the Subsidiary shall maintain, preserve and protect all of their respective assets and properties in good condition, except for ordinary wear and tear;

          (e) the books, records and accounts of each of the Company and the Subsidiary shall be maintained in the ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;

          (f) each Shareholder shall use his or her reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to preserve each of the Company's and the Subsidiary's business, to preserve the goodwill of each of the Company's and the Subsidiary's suppliers, customers and others having business relations with the Company and/or the Subsidiary which relate to their respective businesses, and to assist Merger Sub in retaining the services of key employees and agents of the Company and the Subsidiary, to the extent desired by Merger Sub;

          (g) neither the Company nor the Subsidiary shall declare or pay any dividend or make any distribution in respect of its capital stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of their respective capital stock; and

          (h) each Shareholder and the Company shall not take, or agree to take, any action which would make any representation or warranty by him or her or the Company contained herein, untrue, incorrect or misleading in any material respect as of the date when made or at any time through the Closing.

          7.2. COMPENSATION. No increase in the compensation or rate of compensation or commissions payable or to become payable with respect to any employee of the Company or the Subsidiary shall be given, and no payment of or commitment to pay any bonus, profit-share or other extraordinary compensation payment or other arrangement (whether current or deferred) shall be made to or with any employee.


8.   CONDITIONS TO OBLIGATIONS OF MERGER SUB AND PARENT
     --------------------------------------------------

          All obligations of Merger Sub and Parent hereunder to consummate the transactions contemplated herein at the Closing are subject to the fulfillment and satisfaction of each of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Merger Sub or Parent, provided that no such waiver shall be effective unless it is set forth in a writing executed by Merger Sub or Parent:

          8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Shareholders contained in this Agreement, any Other Agreement and in the Disclosure Memorandum shall have been true and correct in all material respects as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true and correct in all material respects at and as of such time.

          8.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. Each Shareholder and the Company shall have performed and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the date of the Closing.

          8.3. CERTIFICATE OF THE SHAREHOLDERS. Each Shareholder shall have delivered to Merger Sub a certificate executed by such Shareholder, dated the date of the Closing, certifying in such detail as Merger Sub may reasonably request as to the fulfillment and satisfaction of the conditions specified in Paragraphs 8.1 and 8.2.

          8.4. RESOLUTIONS. Parent shall have received duly adopted resolutions of the Board of Directors of the Company, certified by the Secretary of the Company as of the date of the Closing, authorizing and approving the execution hereof and all other documents executed by it, including, without limitation, the Other Agreements to which the Company is a party, and the taking of any and all other actions necessary to enable the Company to comply with the terms hereof and to consummate the Merger.

          8.5. GOVERNMENT CONSENTS. Parent, Merger Sub and the Company shall have received all authorizations, consents and approvals of any Government necessary or desirable for the execution, delivery and performance of this Agreement and the transactions contemplated hereby, all such authorizations, consents and approvals shall be in full force and effect, and all notices required to be given to any Government shall have been given and all applicable waiting periods shall have expired.

          8.6. OTHER CONSENTS. The Shareholders and the Company shall have delivered to Parent all authorizations, consents (including estoppel letters from lenders, suppliers, lessors, and others), and approvals from the Persons identified on Exhibit C attached hereto; provided, however, that none of such authorizations, consents or approvals shall be given on terms that adversely affect the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of each of the Company and the Subsidiary, in the aggregate.

          8.7. [INTENTIONALLY OMITTED].

          8.8. NO INCONSISTENT REQUIREMENTS. No Action shall have been instituted by any Government or other Person (i) against a party hereto to restrain or prohibit the consummation of the transactions herein or (ii) which could reasonably be expected to have a material adverse effect on the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of each of the Company and the Subsidiary.

          8.9. [Intentionally Omitted].

          8.10. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings taken in connection with the consummation of the transactions contemplated herein and all documents and papers reasonably required in connection therewith shall be reasonably satisfactory to Parent and its counsel, and Parent and its counsel shall have timely received copies of such documents and papers, all in form and substance satisfactory to Parent and its counsel, as reasonably requested by Parent or its counsel in connection therewith.

          8.11. POOLING OF INTERESTS TREATMENT. Parent shall be satisfied, in its sole discretion, that the transactions contemplated herein can be accounted for under the "pooling of interests" method.

          8.12. ESCROW AGREEMENT. Parent, Escrow Agent and the Shareholders shall have executed and delivered the Escrow
Agreement in substantially the form of Exhibit D attached hereto.

          8.13 LEASE. Merger Sub and Properties shall have executed and delivered a lease agreement in the form attached hereto as Exhibit E.


9.   CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS AND THE
     -----------------------------------------------------
     COMPANY
     -------

          All obligations of the Shareholders and the Company hereunder to consummate the transactions contemplated herein at the Closing are subject to the fulfillment and satisfaction of each of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Shareholders, provided that no such waiver shall be effective unless it is set forth in a writing executed by each Shareholder:

          9.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Merger Sub and Parent contained in this Agreement and any Other Agreement shall be true and correct in all material respects as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true and correct in all material respects at and as of such time.

          9.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. Merger Sub and Parent shall have performed and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed or complied with by Merger Sub or Parent prior to or on the date of the Closing.

          9.3. CERTIFICATES OF PARENT AND MERGER SUB. Parent and Merger Sub shall have delivered to the Shareholders a certificate executed by one of their respective officers, dated the date of the Closing, certifying in such detail as the Shareholders may reasonably request as to the fulfillment and satisfaction of the conditions specified in Paragraphs 9.1 and 9.2.

          9.4. RESOLUTIONS. Merger Sub and Parent shall have delivered to the Shareholders duly adopted resolutions of the Board of Directors of Merger Sub and Parent, certified by the Secretary or an Assistant Secretary of Merger Sub or Parent as of the date of the Closing, authorizing and approving the execution hereof and the taking of all other actions necessary to enable Merger Sub and Parent to comply with the terms hereof and to consummate the Merger.

          9.5. GOVERNMENT CONSENTS. Parent, Merger Sub and the Company shall have received all authorizations, consents and approvals of any Government necessary or desirable for the execution, delivery and performance of this Agreement and the transactions contemplated hereby, all such authorizations, consents and approvals shall be in full force and effect, and all notices required to be given to any Government shall have been given and all applicable waiting periods shall have expired.

          9.6. OTHER CONSENTS. The Shareholders and the Company shall have delivered to Parent all authorizations, consents (including estoppel letters from lenders, suppliers, lessors, and others), and approvals from the Persons identified on Exhibit C attached hereto; provided, however, that none of such authorizations, consents or approvals shall be given on terms that adversely affect the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of each of the Company and the Subsidiary, in the aggregate.

          9.7. NO INCONSISTENT REQUIREMENTS. No Action shall have been instituted by any Government or other Person (i) against a party hereto to restrain or prohibit the consummation of the transactions herein or (ii) which could reasonably be expected to have a material adverse effect on the business, assets, properties, Liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of each of the Company and the Subsidiary.

          9.8. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings taken in connection with the consummation of the transactions contemplated herein and all documents and papers reasonably required in connection therewith shall be reasonably satisfactory to the Shareholders and their counsel, and the Shareholders and their counsel shall have timely received copies of such documents and papers, all in form and substance satisfactory to the Shareholders and their counsel, as reasonably requested by Parent or its counsel in connection therewith.

          9.9. ESCROW AGREEMENT.  Parent, Escrow Agent and the
Shareholders shall have executed and delivered the Escrow
Agreement in substantially the form of Exhibit D attached hereto.


10.  INDEMNITIES
     -----------

          10.1. INDEMNIFICATION BY THE SHAREHOLDERS. (a) In accordance with and subject to the provisions of this Article 10, the Shareholders shall indemnify and hold harmless the Surviving Corporation, Parent, their Affiliates, and the officers, directors, agents and employees of the Surviving Corporation, Parent, and their Affiliates (collectively, the "Indemnitees") from and against and in respect of any and all loss, damage, Liability actually incurred, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "Indemnified Losses"), suffered or incurred by any one or more of the Indemnitees by reason of, or arising out of:

               (i) any breach of representation or warranty contained in this Agreement, the Other Agreements or the Disclosure Memorandum, or the breach of any covenant or agreement of any Shareholder or the Company contained in this Agreement, any Other Agreement, or in the Disclosure Memorandum; and

               (ii) any and all Actions, Orders, assessments, fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

          (b) "Indemnified Losses" shall not include amounts necessary to implement in the ordinary course of business the repairs, acquisitions, additions and/or improvements described in the Scherer memorandum dated August 30, 1996 listed in
Section 5.21 of the Disclosure Memorandum in the manner described in such memo, but shall include amounts relating to or arising out of such matters that are not expressly referenced in such memo, such as, by way of illustration only and not limitation, any penalties which may be assessed in connection with the air permitting process.

          (c) The Shareholders shall reimburse Indemnitees on demand for any Indemnified Losses suffered by the Indemnitees, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions in respect of any Indemnified Losses. The Shareholders shall have the opportunity to defend at their expense any claim, action or demand for which the Indemnitees claim indemnity against the Shareholders; provided that (i) the defense is conducted by reputable counsel approved by the Indemnitees, which approval shall not be unreasonably withheld or delayed; (ii) the defense is expressly assumed in writing within ten (10) days after written notice of the claim, action or demand is given to the Shareholders; and (iii) counsel for the

Indemnitees may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Indemnitees. If the Shareholders are successful in the defense of any claim, action or demand, the Indemnitees shall reimburse them for then reasonable costs of such defense. For purposes hereof, "successful in the defense" shall mean securing a final, nonappealable judgment or an unconditional, enforceable settlement agreement, that provides for no damages, payment of expenses or other relief to the claimant.

          10.2. LIMITATIONS AND PAYMENT ON CLAIMS. (a) No claim shall be brought by any Indemnitee under this Article 10 for breach of (i) the representations and warranties set forth in Paragraph 5.10, (ii) the representations and warranties set forth in Paragraph 5.11, or (iii) all other representations and warranties contained herein, unless and until the aggregate amount of such claim(s) with respect to any such individual type of breach equals or exceeds $10,000, and until the aggregate amount of all such claims with respect to all three types of breaches collectively equals or exceeds $50,000, and after such time the Indemnitees may assert all such future claims against the Shareholders with respect to such type of breach on a dollar for dollar basis. Any delay in asserting a claim or claims against the Shareholders pursuant to this Paragraph 10.2, shall in no way prejudice the Indemnitees under any statute or period of limitations or similar Law or under any principle of equity. Anything to the contrary notwithstanding, (i) each Shareholder will be liable to the Indemnitees for the percentage of such Indemnified Losses set forth opposite his or her name on the signature page below; (ii) no Shareholder shall be liable to the Indemnitees for Indemnified Losses in excess of such Shareholder's percentage of the aggregate value, as of the date of Closing, of the Merger Consideration; and (iii) the Shareholders shall not be liable to the Indemnitees under this
Article 10 for Indemnified Losses, if any, in excess of $1,500,000; provided, however, that such limitation shall not apply to any loss suffered by the Indemnitees attributable to fraudulent misrepresentations.

          (b) The Indemnified Losses hereunder will be reduced by (i) the amount, if any, of the net tax benefits received by the Indemnitees as a result of the Indemnified Losses incurred thereby; and (ii) the amount, if any, received by the Indemnitees from any insurance company or other insurance provider, in respect of the Indemnified Losses suffered thereby.

          10.3. NO LIABILITY OR CONTRIBUTION BY THE SURVIVING CORPORATION. The Surviving Corporation shall not have any Liability to any Shareholder as a result of any misrepresentation or breach of representation or warranty by the Company contained in this Agreement, any Other Agreement, the Disclosure Memorandum or any certificate, instrument, agreement or other writing delivered by or on behalf of any Shareholder or the Company pursuant to this Agreement, any Other Agreement, or in connection with the transactions contemplated herein, or the breach of any

covenant or agreement of any Shareholder or the Company contained in this Agreement, any Other Agreement, or the Disclosure Memorandum or any certificate, instrument, agreement or other writing by or on behalf of any Shareholder or the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated herein, and no Shareholder shall have any right of indemnification or contribution against the Surviving Corporation or the Subsidiary on account of any event or condition occurring or existing prior to or on the date hereof.

          10.4. SURVIVAL. The representations and warranties of each Shareholder and the Company contained in this Agreement, any Other Agreement, the Disclosure Memorandum or in any certificate, instrument, agreement or other writing delivered by or on behalf of any Shareholder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by or on behalf of Merger Sub or Parent and the consummation of the transactions contemplated herein and all such representations and warranties shall be of no further force and effect (the Shareholders shall have no further Liability under this Article 10 thereafter) after the expiration of (i) the date of the first audit report (after the Effective Time) on the financial statements of the Parent with respect to items expected to be encountered in such audit in light of the audit scope, and
(ii) one (1) year from the date of the Closing with respect to all other matters ("Survival Period"). Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims asserted and not so resolved within the Survival Period. The Survival Period for any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

          10.5. ESCROW. Each of the Shareholders agrees that at the Closing Parent shall deliver to Escrow Agent a certificate representing ten percent (10%) of the shares of Parent Stock (the "Escrow Shares") to be held as an escrow fund to be administered in accordance with the terms and provisions of the Escrow Agreement. Each of the Shareholders agrees that Parent or the Surviving Corporation shall have the right to cause the Escrow Agent to transfer to the appropriate Indemnitee in accordance with the terms of the Escrow Agreement the number of the Escrow Shares (or such other securities or property received in exchange for the Escrow Shares held by the Escrow Agent in any reorganizations, consolidations, mergers or liquidations involving Parent) approximately equal in value to the total amount of the Indemnified Losses. For purposes of satisfying the Indemnified Losses hereunder, the parties agree that the Escrow Shares shall be assigned a value equal to the closing price per share for the date of the Closing of the Parent Stock on the New York Stock Exchange as reported by the Wall Street Journal. To the extent that the Indemnified Losses exceed the value of the Escrow Shares at the price per share set forth in the foregoing sentence, all payments will be made to the Indemnitees by the Shareholders for Indemnified Losses under this Article 10 in legal tender of the United States of America. It is understood and agreed that any Indemnified Loss shall be satisfied first from the Escrow Shares and thereafter, to the extent applicable, from direct payments from Shareholders.

          10.6 INDEMNIFICATION BY PARENT. Parent shall indemnify and hold harmless the Shareholders from and against and in respect of any and all loss, damage, Liability, cost and expense, including reasonable attorneys' fees, suffered or incurred by them resulting from challenge to the merger by any Government or Person, unless such challenge is attributable, in any substantial manner, to the acts or omissions of the Company or the Subsidiary prior to the Closing or of any Shareholder at any time.

          10.7.     INDEMNIFICATION EXCLUSIVE REMEDY.
Indemnification pursuant to and as limited by the provisions of this Article 10 shall be the exclusive remedy of any party for any misrepresentation or breach of any warranty, covenant or agreement contained herein, any Other Agreement or in any closing document executed and delivered pursuant to the provisions hereof. Notwithstanding anything contained in this Paragraph 10.7, the rights of any party shall not be impaired or otherwise affected in any manner (i) to pursue the remedy of specific performance, injunctive relief or other equitable relief as a result of the breach of any covenant or agreement contained herein, any Other Agreement or in any closing document executed and delivered pursuant to the provisions hereof and (ii) with respect to fraudulent misrepresentations.

11.  TERMINATION
     -----------

          11.1 PASSAGE OF TIME. This Agreement may be terminated by any party if the conditions to Closing contained in Articles 8 and 9 shall not have been satisfied or waived in writing on or before September 30, 1996; provided, however, that the terminating party has complied with or performed or tendered performance of all covenants and agreements, and satisfied all conditions contained herein which are to be complied with, performed or satisfied by such party immediately prior to or at the Closing; provided, further, that a party shall promptly notify the other parties hereto in writing if it becomes aware of circumstances which would cause such other party to breach or be unable to comply with or perform the conditions to Closing contained in Articles 8 or 9 as applicable. Upon any such termination, no party shall have any further rights, Liabilities or obligations hereunder; provided, however, if any of the terms and conditions contained herein have been breached by any party, the non-breaching parties may pursue whatever rights and remedies they may have at Law, in equity or otherwise, by reason of such breach regardless of such termination, and such termination shall not constitute an election of remedies. Nothing contained herein shall effect in any manner whatsoever the continuing effectiveness of the Secrecy Agreement described in Paragraph 4.9.

12.  MISCELLANEOUS
     -------------

          12.1. NOTICES. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately

(if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Paragraph
12.1 on the date of such facsimile), or five days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. The addresses and facsimile numbers of the parties for purposes of this Agreement are set forth on the signature page hereto below their respective signatures. Either party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other party hereto in the manner provided herein.

          12.2. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          12.3. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. Except where the corporate laws of the States of Mississippi, Tennessee and Delaware apply by their terms to the transactions contemplated by this Agreement, the validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Georgia, without regard to its conflicts of Laws rules. The Shareholders and the Company hereby irrevocably and unconditionally consent and submit to the personal jurisdiction of any state or federal court sitting in Fulton County, Georgia, with respect to any Action to enforce this Agreement and the transactions contemplated hereby, and the Shareholders and the Company also expressly consent and submit to and agree that venue in any such Action is proper in said courts and county, and the Shareholders and the Company hereby expressly waive any and all personal rights under applicable law or in equity to object to the jurisdiction and venue of said courts and county. The jurisdiction and venue of the courts and county consented and submitted to and agreed upon in this Paragraph are not exclusive, but are cumulative and in addition to the jurisdiction and venue of any other court under any applicable law or in equity.

          12.4.     [INTENTIONALLY OMITTED].

          12.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither the Company nor any Shareholder may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent by Parent. This Agreement may be assigned by Merger Sub to any Affiliate or Parent, provided that no such assignment shall relieve Merger Sub of its obligations hereunder.

          12.6. PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be

held to be illegal, invalid or unenforceable by a Forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

          12.7. WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by either party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

          12.8.     HEADINGS.  The headings of particular
provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

          12.9.     NUMBER AND GENDER.  Where the context
requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

          12.10. ENTIRE AGREEMENT. This Agreement and the Other Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby; provided, however, that certain Secrecy Agreement, dated August 4, 1996, between the parties hereto shall continue in full force and effect in accordance with its terms. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.


13.  DEFINITIONS
     -----------

          13.1. For purposes of this Agreement, the following terms shall have the meanings specified with respect thereto below:

     "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at Law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

     "Affiliate" of any specified Person shall mean any other
Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with such specified
Person.

     "Affiliated Entity" or "Affiliated Entities" shall have the meaning set forth in Paragraph 5.18.

     "Agreement" shall have the meaning set forth in the Preamble.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in the United States are required or authorized to be closed.

     "Code" shall have the meaning set forth in the Recitals.

     "Closing" shall have the meaning set forth in Paragraph 3.5.

     "Company" shall have the meaning set forth in the Preamble and, when such term is used in Articles 4, 5, 7 and 8 (except Paragraph 5.2), it shall also mean such corporation and Vulcan Manufacturing Limited as the context requires or permits.

     "Company Contracts" means all existing written and oral material agreements and commitments of each of the Company and the Subsidiary, including, without limitation, all employment and consulting contracts, union contracts, distributorship agreements, agreements with suppliers and customers (except purchase or sale orders entered into in the ordinary course of business and involving the purchase or sale of goods or services for not more than $10,000), leases, licenses, employee benefit plans, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale, repurchase or transfer of the Company's or the Subsidiary's capital stock, bonds or other securities, powers of attorney, and any contract which involves a payment of more than $10,000 or has a term or requires performance over a period of more than 90 days.

     "Company Pension Plan" shall have the meaning set forth in Paragraph 5.20.

     "Company's Products" shall have the meaning set forth in the Recitals.

     "Control" means a Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

     "Corporate Laws" shall have the meaning set forth in Paragraph 1.1.


     "Disclosure Memorandum" shall have the meaning set forth in the introduction to Article 5.

          "Effective Time" shall have the meaning set forth in Paragraph 3.5.

     "Environmental Laws" shall mean all Laws, general or particular conditions, requirements, decrees, and covenants relating to health, safety and the environment, including, without limitation, Laws and covenants relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, or to occupational or worker safety and health, and any and all Laws, directives, guidelines, policies, plans, Orders, stipulations, provisions and conditions of Environmental Permits, licenses, stipulations, certificates of authorization, and other operating authorizations, notices or demand letters issued, entered, promulgated or approved thereunder.

     "Environmental Permits" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect human health or the environment, including, without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

     "ERISA" shall have the meaning set forth in Paragraph 5.20.

     "ERISA Plans" shall have the meaning set forth in Paragraph
5.20.

     "Escrow Agreement" shall have the meaning set forth in Paragraph 8.12.

     "Escrow Shares" shall have the meaning set forth in Paragraph 10.5.

     "Financial Statements" shall have the meaning set forth in Paragraph 5.7.

     "Forum" shall mean any federal, national, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

     "GAAP" shall mean generally accepted accounting principles, consistently applied.


     "Government" shall mean any federal, national, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

     "Hazardous Material" shall mean any substance or material, including without limitation raw materials, commercial products and wastes or waste products that, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to an increase in mortality or an increase in serious, irreversible or incapacitating illness, or pose a substantial hazard to human health or the environment, including without limitation petroleum and all substances and materials designated as hazardous or toxic under any applicable Environmental Law.

     "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and "article," "paragraph," "Exhibit" and like references are to this Agreement unless otherwise specified.

     "Improvements" shall mean all buildings, structures and other improvements of any and every nature located on the Real Property and all fixtures attached or affixed, actually or constructively, to the Real Property or to any such buildings, structures or other improvements.

     "Indemnified Losses" shall have the meaning set forth in Paragraph 10.1.

     "Indemnitees" shall have the meaning set forth in Paragraph
9.1.

     "Insurance Reimbursement" shall have the meaning set forth in Paragraph 10.2.

     "known," "to the knowledge of," "aware" or words of similar import employed in this Agreement with reference to any individual or entity (except as used in paragraph 5.31) shall be conclusively presumed to mean that the individual or entity has made reasonable and diligent efforts under the circumstances to become knowledgeable; in the case of the Company, "knowledge" shall be deemed to be the individual and collective knowledge (as defined above) of its and the Subsidiary's directors and senior officers and managers.

     "Law" shall mean all federal, national, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, norms, ordinances, acts, codes, legislation, treaties, conventions, common law principles, judicial decisions and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect from time to time.

     "Leased Real Property" shall have the meaning set forth in Paragraph 5.13.

     "Liability" shall mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due

or to become due that is material to the business, assets, properties or condition (financial or otherwise) of the Company or the Subsidiary.

     "Licenses" shall have the meaning set forth in Paragraph
5.6.

     "Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction), other than those that are of record or that do not hinder the use of the property for its intended purpose.

     "Merger" shall have the meaning set forth in Paragraph 1.1.

     "Merger Consideration" shall have the meaning set forth in Paragraph 3.2.

     "Merger Sub" shall have the meaning set forth in the Preamble.

     "Orders" shall mean all applicable orders, writs, judgments, injunctions, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

     "Other Agreements" shall have the meaning set forth in Paragraph 5.1(b).

     "Parent" shall have the meaning set forth in the Preamble.

     "Parent Stock" shall have the meaning set forth in Paragraph
3.2.

     "Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government.

     "Properties" shall have the meaning set forth in Paragraph
4.15.

     "Real Property" shall have the meaning set forth in Paragraph 5.13.

     "Real Property Lease" shall have the meaning set forth in Paragraph 5.13.

     "Reference Date" shall have the meaning set forth in Paragraph 5.7.

     "Reference Date Balance Sheets" shall have the meaning set forth in Paragraph 5.7.


     "Related Parties" shall have the meaning set forth in Paragraph 5.23.

     "Returns" shall have the meaning set forth in Paragraph
5.18.

     "SEC" shall have the meaning set forth in Paragraph 4.5.

     "SEC Documents" shall have the meaning set forth in Paragraph 4.5.

     "Securities Act" shall have the meaning set forth in Paragraph 4.6.

     "Shareholder" or "Shareholders" shall have the meaning set forth in the Preamble.

     "Shares" shall have the meaning set forth in the Recitals.

     "Solid Waste" shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility and other discarded material, including solid, liquid, semisolid, or contained gaseous material resulting from industrial, commercial, mining and agricultural operations, and from community activities.

     "Subsidiary" shall have the meaning set forth in the Recitals.

     "Survival Period" shall have the meaning set forth in Paragraph 10.4.

     "Surviving Corporation" shall have the meaning set forth in Paragraph 1.1.

     "Systems" shall have the meaning set forth in Paragraph
5.14.

     "Taxes" shall mean any taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, imposed or levied by the United States of America or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar Liabilities with respect thereto.

     "Territory" shall mean the United States, Canada and Mexico.



              [SIGNATURES APPEAR ON FOLLOWING PAGE]


          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized agents as of the day and year first above written.

                                   MILLER INDUSTRIES, INC.


                                   By:  /s/ William G. Miller
                                        Name: William G. Miller
                                        Title: Chief Executive Officer
                                        Address:  900 Circle 75 Parkway
                                                  Suite 1250
                                                  Atlanta, Georgia  30339
                                      Facsimile No.:  770-988-0622


                                   CANADA ACQUISITION CORP.


                                   By: /s/ Frank Madonia
                                        Name: Frank Madonia
                                        Title: Vice President
                                        Address:  900 Circle 75 Parkway
                                                  Suite 1250
                                                  Atlanta, Georgia  30339
                                      Facsimile No.: 770-992-0479


                                   VULCAN INTERNATIONAL, INC.


                                   By: /s/ Stephen Alm
                                        Name: Stephen Alm
                                        Title: President
                                        Address: 8530 Sandridge Road
                                                 Olive Branch, MS
                                                 38654
                                      Facsimile No.: 601-895-3465




             [SIGNATURES CONTINUED ON FOLLOWING PAGE]
            [SIGNATURES CONTINUED FROM PRECEDING PAGE]



    Shareholder's
      Percentage:
                                   SHAREHOLDERS:
     Parent Stock

         25%                        /s/ N. Alm
                                   Name: Norma Alm
                                   Address: 8832 Three Chimneys Dr. E.
                                            Germantown, TN
                                            38138
                                   Facsimile No.: (601) 362-8137


         25%                        /s/ C. Santos
                                   Name: Carolyn E. Santos
                                   Address: 8002 Oxford Dr.
                                            Olive Branch, MS
                                            38654
                                   Facsimile No.:  (601) 362-8137


         25%                        /s/ A. J. Alm
                                   Name: Andrew J. Alm
                                   Address: 4183 Old Forest Road
                                            Memphis, TN  38125
                                            ________________________
                                   Facsimile No.:  (601) 362-8137


         25%                        /s/ Stephen Alm
        100%                       Name: Stephen Alm
                                   Address: 2802 Waterleaf Dr.
                                            Germantown, TN
                                            38138
                                   Facsimile No.: 601-362-8137

                                   - 2 -